Exhibit 4.8

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP
OF
AGREE LIMITED PARTNERSHIP

The undersigned, for the purpose of forming a Limited Partnership pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act ("Act"), hereby certifies as follows:

FIRST. The name of this Limited Partnership shall be:

Agree Limited Partnership

SECOND. The address of the registered office of the Limited Partnership and the name and address of the registered agent for service of process upon the Limited Partnership required to be maintained by Section 17-104 of the Act is:

Registered Office:	c/o The Prentice-Hall Corporation System, Inc. 32 Loockerman Square Suite L-100 Dover, Delaware 19901

Name and Address of Registered Agent:	The Prentice-Hall Corporation System, Inc. 32 Loockerman Square Suite L-100 Dover, Delaware 19901

THIRD. The General Partner of the Limited Partnership is Agree Realty Corporation and its mailing address is: 31850 Northwestern Highway, Farmington Hills, Michigan 48334.

IN WITNESS WHEREOF, the undersigned, being the general partner herein before named, has executed this Certificate of Limited Partnership this 4th day of April, 1994.

AGREE REALTY CORPORATION,
General Partner

By:	/s/ Richard Agree
Name: Richard Agree
Title: President

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
AGREE LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of Agree Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Agree Limited Partnership

SECOND: Article II of the Certificate of Limited Partnership shall be amended as follows:

The address of the Partnership's registered office in the Stale of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

IN WITNESS WHEREOF the under executed this Amendment to the Certificate of Limited Partnership on this 4th day of April, 2005.

AGREE LIMITED PARTNERSHIP

By:	/s/ Kenneth R. Howe
Kenneth R. Howe
General Partner